CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Amendment No.1 to the Registration Statement (No. 333- 198439) on Form S-1 of Seneca Global Fund, L.P. of our report dated February 27, 2014, relating to our audit of the statement of financial condition of Steben & Company, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ McGladrey LLP

Chicago, Illinois

February 6, 2015